UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

DICE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 26, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of DICE Therapeutics, Inc. to be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/DICE2022, on Tuesday June 7, 2022 at 9:00 a.m. (Pacific Time). We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 26, 2022, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders and our 2021 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting in person, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

J. Kevin Judice, Ph.D.
Chief Executive Officer

DICE THERAPEUTICS, INC.

400 East Jamie Court, Suite 300

South San Francisco, California, 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 7, 2022

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of DICE Therapeutics, Inc. will be held via a virtual meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. You will be able to participate in the 2022 Annual Meeting and vote during the 2022 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/DICE2022 on Tuesday, June 7, 2022 at 9:00 a.m. (Pacific Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect three Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 14, 2022, are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. On or about April 26, 2021, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2022 Annual Meeting and our 2021 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.dicetherapeutics.com/.

The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/DICE2022.

Your vote as a DICE Therapeutics, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Chief Business and Financial Officer, Scott Robertson at (650) 566-1402 or srobertson@dicemolecules.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at https://www.astfinancial.com or by phone at +1 (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

J. Kevin Judice, Ph.D.
Chief Executive Officer

South San Francisco, California

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 7, 2022: the Proxy Statement and our 2021 Annual Report on Form 10-K are available at https://investors.dicetherapeutics.com/. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

DICE THERAPEUTICS, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

DICE THERAPEUTICS, INC.

400 East Jamie Court, Suite 300

South San Francisco, California, 94080

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2022

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of DICE Therapeutics, Inc. (DICE Therapeutics or the Company) for use at DICE Therapeutics’ 2022 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the ongoing coronavirus (COVID-19) pandemic. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/DICE2022 on Tuesday, June 7, 2022 at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are making this proxy statement, the accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2021 first available to stockholders on or about April 26, 2022. An electronic copy of this proxy statement and Annual Report on Form 10-K are available at https://investors.dicetherapeutics.com.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 26, 2022, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 14, 2022, the record date, will be entitled to vote at the meeting. At the close of business on April 14, 2022, 38,236,391 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 14, 2022, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 14, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 14, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or more of the nominees or “WITHHOLD” your vote with respect to one or more of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, or the ratification of the appointment of Ernst & Young LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/DICE2022. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•	vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card or Notice of Internet Availability; or

•

vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•	attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/DICE2022 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the investor relations section of our website at https://investors.dicetherapeutics.com/corporate-governance/governance-overview.

Board Composition and Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations to the board of directors with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and Chief Executive Officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. In addition, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the board of directors from time to time.

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (J. Kevin Judice and Richard Scheller, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk. The Research and Development Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to our research and development and platform programs.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that all of our directors, except for Dr. Judice, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Diversity and Inclusion

In appointing and nominating directors, our Board of Directors considers criteria such as independence, integrity, diversity (including with respect to race, ethnicity, gender and sexuality), geography, financial skills and other expertise, breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to our Board, ability to contribute to our Board’s overall effectiveness, and the needs of our Board and its committees. While we have not adopted a specific policy regarding Board diversity, we value diversity on a company-wide basis. The following table sets forth the diversity statistics as self-identified by the members of our Board of Directors.

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	2

Part II: Demographic Background
Asian	—	1	—	—
White	1	4	—	—
Did Not Disclose Demographic Background	—	—	—	2

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available on the investor relations section of our website at https://investors.dicetherapeutics.com/corporate-governance/governance-overview.

Audit Committee

Our Audit Committee is composed of Ms. Sharon Tetlow, Dr. Shaan C. Gandhi and Mr. Jim Scopa. Ms. Tetlow is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Tetlow is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the audit committee report to be included in our annual proxy statement;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Mr. Scopa, Dr. Jake Simson and Ms. Lisa Bowers. Mr. Scopa is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and providing input for non-employee director compensation arrangements for determination by the management team;
•	providing oversight for our cash-based and equity-based compensation plans; and
•	compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Compensia, Inc. (Compensia), to evaluate our executive and director compensation programs and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2021. Specifically, Compensia was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	review market practices regarding base salary, bonus and equity programs.

Representatives of Compensia met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2021, Compensia worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Compensia during the fiscal year ended December 31, 2021 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Dr. Mittie Doyle, Ms. Tetlow and Dr. Gandhi. Dr. Gandhi is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	advising our Board of Directors on other corporate governance matters.

Research and Development Committee

Our Research and Development Committee is composed of Dr. Richard Scheller, Dr. Doyle and Dr. Simson.  Dr. Scheller is the Chair of the Research and Development Committee.  Our Research and Development Committee is responsible for, among other things:

•	reviewing and providing advice on our research and development programs and our progress in achieving strategic research, development and commercialization objectives;
•	overseeing our research and development platform programs and product candidate pipeline;
•	reviewing external scientific research, discoveries and commercial developments, as appropriate; and
•	evaluating our overall intellectual property strategies.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of these provisions, on our website or in public filings to the extent required by applicable rules. The full text of our code of conduct and ethics is posted on the investor relations section of our website at https://investors.dicetherapeutics.com/corporate-governance/governance-overview.

Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sale contracts, or contributing our securities to exchange funds in a manner that could be interpreted as hedging in our stock.

Compensation Committee Interlocks and Insider Participation

During 2021, Dr. Simson, Dr. Scheller and Dr. Stephen Zachary served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2021.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors held six meetings including telephonic meetings; the Audit Committee held six meetings; the Compensation Committee held two meetings; and the Nominating and Corporate Governance Committee held no meetings. During 2021, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

DICE Therapeutics, Inc.

c/o Corporate Secretary

400 East Jamie Court, Suite 300

South San Francisco, California, 94080

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons. The director candidates standing for election for the first time were identified by a third-party search firm.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, DICE Therapeutics, Inc., 400 East Jamie Court, Suite 300, South San Francisco, California, 94080. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2023 and 2024, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Lisa Bowers, Mittie Doyle and Shaan Gandhi, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or more of the nominees or “WITHHOLD” your vote with respect to one or more of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Shaan C. Gandhi, M.D., D.Phil. (2)(3)	36	Class I Director
Lisa Bowers (1)	46	Class I Director
Mittie Doyle, M.D. (3)(4)	57	Class I Director

(1)	Member of our Compensation Committee
(2)	Member of our Audit Committee
(3)	Member of our Nominating and Corporate Governance Committee

(4)  Member of our Research and Development Committee

Shaan C. Gandhi, M.D., D.Phil., has served on our board of directors since July 2020. Dr. Gandhi is a Director at Northpond Ventures, LLC, a global science, medical and technology-focused venture capital firm, where he leads the firm’s work in biotechnologies. Previously, Dr. Gandhi was a Principal at the Longwood Fund from 2018 to 2020, where he created and invested in life sciences companies, including Pyxis Oncology, a cancer immunotherapy company focused on novel modulators of the tumor microenvironment, which he co-founded and served as President. He was an attending hospitalist at Massachusetts General Hospital from 2018 to 2019, where he also did his residency in internal medicine from 2015 to 2018. He serves on the boards of directors of two other public companies, Candel Therapeutics and Vigil Neuroscience, as well as of various private companies, including CAMP4 Therapeutics, Garuda Therapeutics, Kyverna Therapeutics, Mestag Therapeutics, Parthenon Therapeutics, StrideBio, Teckro, and Totus Medicines. He holds an M.D. from Harvard Medical School; an M.B.A. from Harvard Business School, where he was a Baker Scholar; a D.Phil. in medical oncology from the University of Oxford, where he was a Rhodes Scholar; and a B.S. with honors in biochemistry from Case Western Reserve University. We believe that Dr. Gandhi is qualified to serve as a member of our board of directors because of his scientific, financial and educational background and experience as a board member of biotechnology companies.

Lisa Bowers has served on our board of directors since March 2022. Ms. Bowers has served as the Chief Commercial Officer of Day One Biopharmaceuticals, Inc. since September 2020. Prior to joining Day One, she was the CEO, founder and board member of Rhia Ventures, a social impact investment organization focused on reproductive health, from April 2018 to September 2020, and the COO of the Tara Health Foundation from November 2017 to April 2019. Previously, Ms. Bowers had an extensive career at Genentech/Roche, where she was the Vice President and Region Head of the North American Supply Chain from June 2015 to October 2017. Prior to this role, Ms. Bowers led Genentech’s patient access services and led the company’s strategic marketing function for managed care organizations. She has served as a board observer for Cadence Health and as a member of the Planned Parenthood Mar Monte board of directors. Ms. Bowers holds a B.A. in English from Yale University and a Master of Health Services

Administration from the University of Michigan School of Public Health. We believe that Ms. Bowers is qualified to serve as a member of our board of directors because of her experience in the healthcare industry and educational background.

Mittie Doyle, M.D., has served on our board of directors since March 2022. Dr. Doyle has served as Chief Medical Officer of Aro Biotherapeutics Company, a private biotechnology company, since September 2021. Previously, Dr. Doyle served as Vice President, Global Therapeutic Area Head, Research & Development, Immunology at CSL Behring from October 2017 to October 2021, as Vice President, Global Development Lead of Shire Pharmaceuticals from August 2016 to October 2017, as Vice President, Clinical Research of Flexion Therapeutics from April 2015 to August 2016, and as Senior Medical Director of Alexion Pharmaceuticals from June 2012 to April 2015. Dr. Doyle received her B.A. in Romance Languages from Princeton University and her M.D. from Yale University School of Medicine. She completed her postdoctoral training at Harvard Medical School including residency in Internal Medicine at Massachusetts General Hospital and clinical/research fellowship in Rheumatology and Immunology at Brigham and Women’s Hospital. We believe that Dr. Doyle is qualified to serve as a member of our board of directors because of her experience in the biotechnology and pharmaceutical industries and scientific and educational background.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Jim Scopa (1)(2)	63	Class II Director
Jake Simson, Ph.D. (1)(4)	36	Class II Director
J. Kevin Judice, Ph.D.	58	Class III Director
Richard Scheller, Ph.D. (4)	68	Class III Director
Sharon Tetlow (2)(3)	62	Class III Director

(1)	Member of our Compensation Committee
(2)	Member of our Audit Committee
(3)	Member of our Nominating and Corporate Governance Committee
(4)	Member of our Research and Development Committee

Jim Scopa, M.B.A., J.D. has served on our board of directors since November 2020. Mr. Scopa has served as a member of the advisory board and the investment advisory committee of OneVentures, an Australian venture capital firm since July 2017. From January 2017 to June 2018, Mr. Scopa was a fellow at Stanford University in the Distinguished Careers Institute. From May 2005 to December 2016, he served on the investment committee of MPM Capital, a life sciences venture capital firm. Mr. Scopa currently serves on the board of directors of Aligos Therapeutics, Inc., a biopharmaceutical company, since April 2021, and Adverum Biotechnologies, Inc., a biotechnology company, since May 2019. Mr. Scopa received his A.B. from Harvard College, his M.B.A. from Harvard Business School, and his J.D. from Harvard Law School. We believe that Mr. Scopa is qualified to serve as a member of our board of directors because of his extensive experience as a venture capital investor in the biotechnology and biopharmaceuticals industries and as a board member of biotechnology companies.

Jake Simson, Ph.D. has served on our board of directors since December 2020. Dr. Simson has served as a Partner at RA Capital Management, L.P., a multi-stage life sciences investment firm since December 2020. From July 2013 to December 2020, Dr. Simson served as an Associate, Analyst and then a Principal at RA Capital Management, L.P. He currently serves on the board of directors of Xenikos, B.V., a biopharmaceutical company, Tyra Biosciences, a biotechnology company, AavantiBio, Inc., a biopharmaceutical company, and Janux Therapeutics, Inc., a biopharmaceutical company, and Cedilla Therapeutics, a biopharmaceutical company. Dr. Simson received his B.S. in Materials Science and Engineering from the Massachusetts Institute of Technology and his Ph.D. in Biomedical Engineering from Johns Hopkins University. We believe that Dr. Simson is qualified to serve as a member of our board of directors because of his experience as an investor in the biopharmaceutical industry and educational background.

J. Kevin Judice, Ph.D. is one of our co-founders and has served as our Chief Executive Officer since August 2013. From December 2012 to January 2015, Dr. Judice served as the Chief Scientific Officer of Cidara Therapeutics, Inc., a biotechnology company that he co-founded. From May 2004 to October 2011, Dr. Judice served as the Chief Scientific Officer and Chief Executive Officer of Achaogen, Inc., a publicly traded biopharmaceutical company he founded. From April 2002 to May 2003, Dr. Judice served as Senior Director, Medicinal Chemistry at Genentech, Inc., a biopharmaceutical company that is now part of the Roche Group. From September 1997 to March 2002, he served as Vice President, Chemistry at Theravance Biopharma, Inc. From August 1993 to August 1997, Dr. Judice served as Scientist, Bioorganic Chemistry at Genentech, Inc. Dr. Judice received his B.S. in Chemistry from Texas A&M University, his Ph.D. in Organic Chemistry from the University of California, Los Angeles completed a postdoctoral fellowship at the University of California, Berkeley. We believe that Dr. Judice is qualified to serve as a member of our board of directors because of his extensive experience in leadership roles at various biopharmaceutical companies and in the development of biopharmaceutical products, and the continuity that he brings to our board of directors as our co-founder and Chief Executive Officer.

Richard Scheller, Ph.D. has served as the chairman of our board of directors since December 2015. He joined BridgeBio Pharma, a biopharmaceutical company, as Chairman of Research and Development in 2019 and director, having served as a member of the board since 2018. From 2015 to 2019, Dr. Scheller served as the head of therapeutics and chief scientific officer at 23andMe. In early 2019, he retired from 23andMe and was appointed to its board of directors. He also serves on the board of directors at Alector and Maze Therapeutics. From 2001 to 2014, he was the Chief Scientific Officer at Genentech, Inc., a biopharmaceutical company that is now part of the Roche Group. From 1982 to 2001, Dr. Scheller was a professor at Stanford University and was an investigator at the Howard Hughes Medical Institute of Stanford University Medical Center. Dr. Scheller received his B.S. in Biochemistry from the University of Wisconsin-Madison and his Ph.D. in Chemistry from the California Institute of Technology. He was a postdoctoral fellow in the Division of Biology at the California Institute of Technology and a postdoctoral fellow in Molecular Neurobiology at Columbia University. We believe that Dr. Scheller is qualified to serve as a member of our board of directors because of his scientific and research background, extensive experience as a board member, and his senior management experience in the biotechnology industry.

Sharon Tetlow, M.B.A. has served on our board of directors since November 2020. Ms. Tetlow has served as Managing Partner of Potrero Hill Advisors, which provides strategic and operational financial support to life science companies through its team of chief financial officers and controllers since January 2016. She was previously a managing director with Danforth Advisors and before that served as chief financial officer of public and private biotechnology companies. She currently serves as board member, audit committee chair, and qualified financial expert for Catalyst Biosciences, Inc., a biopharmaceutical company, and serves on the supervisory board of directors and as audit committee chair of Valneva SE, a global, commercial stage, public vaccine company. Ms. Tetlow received her B.S. in Psychology from the University of Delaware and her M.B.A. from Stanford University. We believe that Ms. Tetlow is qualified to serve as a member of our board of directors because of her expertise in corporate finance and strategy in the biotechnology and pharmaceutical industries and her public company board experience.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

For the year ended December 31, 2021, our non-employee directors received the following compensation:

•

Prior to the consummation of our initial public offering in September 2021, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board of Directors or committees of our Board of Directors.

•

Following our initial public offering, the following compensation program for our non-employee directors was adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:

o

Cash Compensation.  The program provides an annual cash retainer of $35,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $30,000; the Chair of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $15,000, respectively; and the members of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $7,500, respectively.

o

Equity Compensation. Each new non-employee director who joins our Board of Directors will receive an initial option grant to acquire 42,500 shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors.  On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant to acquire 21,250 shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation awarded to and earned by or paid to our non-employee directors for services provided during the year ended December 31, 2021. Dr. Judice, our Chief Executive Officer, received no compensation for his service as a director during 2021.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Equity Awards(1)	Total
Richard Scheller	$62,789	$466,626	$ 99,938	$629,353
Shaan C. Gandhi	—	—	—	—
Jim Scopa	51,652	359,846	246,143	657,641
Jake Simson	—	—	—	—
Sharon Tetlow	52,810	359,846	246,143	658,799
Stephen Zachary(2)	—	—	—	—

(1)

The amounts reported in the “Option Awards” and “Equity Awards” columns represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2021 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the awards reported in these columns are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in these columns reflect the accounting cost for these awards, and do not correspond to the actual economic value that may be received by our directors from the awards. The amounts reported in the “Equity Awards” column represent profit interest units granted prior to the conversion of the Company from a limited liability company to a C corporation in September 2021 (the Conversion). For information regarding the number of option awards and stock awards held by each non-employee director as of December 31, 2021, see the table below. Amounts described in the “Stock Awards” column represent unvested restricted common stock issued to holders of profit interest units upon the Conversion.

Name	Option Awards	Stock Awards
Richard Scheller	44,356	21,107
Shaan C. Gandhi	—	—
Jim Scopa	34,157	32,966
Jake Simson	—	—
Sharon Tetlow	34,157	32,966
Stephen Zachary	—	—

(2)	Dr. Stephen Zachary resigned from the Board on March 31, 2022.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2022. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2021 and 2020. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2021 and 2020.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2021	Fiscal Year 2020
Audit fees(1)	$1,678,347	$391,174
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$1,678,347	$391,174

(1)

“Audit fees” include fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our public offerings. Included in the 2021 Audit Fees are $1,107,000 of fees billed in connection with the initial public offering registration statement.

(2) “Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements for fiscal years 2021 and 2020.

(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

(4)	There were no other fees incurred in 2021 or 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Sharon Tetlow, Chair

Shaan C. Gandhi, M.D., D.Phil.

Jim Scopa

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 38,236,391 shares of our common stock outstanding on March 31, 2022. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o DICE Therapeutics, Inc., 400 East Jamie Court, Suite 300, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
Entities affiliated with RA Capital Management(1)	5,208,911	13.6%
Entities affiliated with Northpond Ventures, LP(2)	3,292,871	8.6%
Entities affiliated with Sands Capital Ventures, LLC(3)	3,148,970	8.2%
DRIEHAUS Capital Management LLC(4)	2,146,642	5.6%
Directors and Named Executive Officers:
J. Kevin Judice(5)	917,211	2.4%
Scott Robertson(6)	270,642	*
John Jacobsen(7)	223,425	*
Timothy Lu(8)	192,605	*
Richard Scheller(9)	112,977	*
Shaan C. Gandhi	—	*
Jim Scopa(10)	68,149	*
Jake Simson	—	*
Sharon Tetlow(11)	62,149	*
Lisa Bowers(12)	1,180	*
Mittie Doyle(13)	1,180	*
Stephen Zachary(14)	—	*
All executive officers and directors as a group (12 persons) (15)		4.3%

*	Represents beneficial ownership of less than one percent.
(1)

Based on information reported by RA Capital Management, L.P. (“RA Capital Management”) on a Schedule 13D filed with the SEC on September 27, 2021, individuals and entities affiliated with RA Capital Management have sole voting and dispositive power with respect to 0 shares and sole or shared voting and dispositive power with respect 5,208,911 shares of our common stock.  Dr. Simson, a partner at RA Capital Management, is a member of our board of directors.  The address for RA Capital Management is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(2)

Based on information reported by Northpond Ventures, LP (“Northpond”) on a Schedule 13D filed with the SEC on September 28, 2021, individuals and entities affiliated with Northpond have sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 3,292,871 shares of our common stock.  Dr. Gandhi, a Director at Northpond, is a member of our board of directors.  The address for Northpond LP is 7500 Old Georgetown Road, Suite 850, Bethesda, MD 20814.

(3)

Based on information reported by Sands Capital Global Venture Fund II, L.P. (“Sands Capital”) on a Schedule 13D filed with the SEC on September 27, 2021, individuals and entities affiliated with Sands Capital have sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 3,148,970 shares of our common stock. The address of Sands Capital is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209.
(4)

Based on information reported by DRIEHAUS Capital Management LLC (“DCM”) on a Schedule 13G filed with the SEC on February 14, 2022, DCM has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 2,146,642 shares of our common stock that are held by numerous clients of DCM on a fully discretionary basis in accounts managed by DCM. To the best of DCM's knowledge, none of DCM’s clients has the right to receive dividends or direct proceeds from the sale of interested relating to more than 5% of the class.  The address of DCM is 25 East Erie Street Chicago, Illinois 60611.

(5)

Represents (i) 813,383 shares of our common stock held by Dr. Judice of which 236,273 shares are unvested and subject to repurchase by us if Dr. Judice ceases to provide service to us prior to the vesting of the shares; and (ii) 103,828 shares issuable upon the exercise of stock options held by Dr. Judice that are exercisable within 60 days of March 31, 2022.

(6)

Represents (i) 216,750 shares of our common stock held by Mr. Robertson of which 57,847 shares are unvested and subject to repurchase by us if Mr. Robertson ceases to provide service to us prior to the vesting of the shares; and (ii) 53,892 shares issuable upon the exercise of stock options held by Mr. Robertson that are exercisable within 60 days of March 31, 2022.

(7)

Represents (i) 185,006 shares of our common stock held by Dr. Jacobsen of which 63,286 shares are unvested and subject to repurchase by us if Dr. Jacobsen ceases to provide service to us prior to the vesting of the shares; and (ii) 38,419 shares of underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.

(8)

Represents (i) 162,285 shares of our common stock held by Dr. Lu of which 104,574 shares are unvested and subject to repurchase by us if Dr. Lu ceases to provide service to us prior to the vesting of the shares; and (ii) 30,320 shares issuable upon the exercise of stock options held by Dr. Lu that are exercisable within 60 days of March 31, 2022.

(9)

Represents (i) 92,524 shares of our common stock held by Dr. Scheller of which 17,303 shares are unvested and subject to repurchase by us if Dr. Scheller ceases to provide service to us prior to the vesting of the shares; and (ii) 20,453 shares of underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.

(10)

Represents (i) 52,841 shares of our common stock held of record by Mr. Scopa of which 28,813 shares are unvested and subject to repurchase by us if Mr. Scopa ceases to provide service to us prior to the vesting of the shares; (ii) 3,000 shares held of record by The James P. Scopa and Anne E. Kenner Family Trust, of which Mr. Scopa and his spouse are trustees, and (iii) 12,308 shares issuable upon the exercise of stock options held by Mr. Scopa that are exercisable within 60 days of March 31, 2022.

(11)

Represents (i) 49,841 shares of our common stock held by Ms. Tetlow of which 28,813 shares are unvested and subject to repurchase by us if Ms. Tetlow ceases to provide service to us prior to the vesting of the shares; and (ii) 12,308 shares issuable upon the exercise of stock options held by Ms. Tetlow that are exercisable within 60 days of March 31, 2022.

(12)	Represents 1,180 shares issuable upon the exercise of stock options held by Ms. Bowers that are exercisable within 60 days of March 31, 2022.
(13)	Represents 1,180 shares issuable upon the exercise of stock options held by Dr. Doyle that are exercisable within 60 days of March 31, 2022.
(14)	Dr. Zachary resigned from the Board of Directors effective March 31, 2022.
(15)

Includes (i) 1,575,630 shares of our common stock held by our directors and executive officers; and (ii) 273,888 shares issuable upon the exercise of stock options held by our directors and executive officers that are exercisable within 60 days of March 31, 2022.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2022:

Name	Age	Position(s)
J. Kevin Judice, Ph.D.	59	Founder, Chief Executive Officer and Director
Scott Robertson	42	Chief Business and Financial Officer
Timothy Lu, M.D., Ph.D.	47	Chief Medical Officer
John Jacobsen, Ph.D.	54	Chief Scientific Officer

J. Kevin Judice, Ph.D. is one of our co-founders and has served as our Chief Executive Officer since August 2013. Dr. Judice’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”

John Jacobsen, Ph.D. has served as our Chief Scientific Officer since June 2021, and has previously served as our Senior Vice President, Drug Discovery from September 2019 to June 2021, our Senior Vice President, Chemistry from March 2018 to September 2019, and our Vice President, Chemistry from November 2015 to March 2018. Prior to joining us, from June 1998 to October 2015, Dr. Jacobsen served in various capacities at Theravance Biopharma, a biopharmaceutical company, most recently as Senior Director of Medicinal Chemistry. Dr. Jacobsen received his A.B. in Chemistry from Harvard College and his Ph.D. in Organic Chemistry from the University of California, Berkeley.

Timothy Lu, M.D., Ph.D. has served as our Chief Medical Officer since August 2020. Prior to joining us, from October 2012 to August 2020, Dr. Lu held increasing leadership roles in clinical development including serving as the Therapeutic Area Lead for IBD at Genentech, Inc., a biopharmaceutical company that is now part of the Roche Group. Prior to Genentech, Dr. Lu completed his internal medicine training and gastroenterology fellowship at and was an Assistant Professor of Medicine in the Department of Gastroenterology at the University of California San Francisco. Dr. Lu is a board-certified Gastroenterologist. Dr. Lu received a B.S. in Biology from Yale University and his M.D., Ph.D. degree from the University of Texas Southwestern Medical Center.

Scott Robertson, M.B.A. has served as our Chief Financial Officer since December 2017 and as our Chief Business Officer since July 2021, previously serving as our Vice President of Business Development from April 2016 to December 2017. Prior to joining us, from March 2010 to April 2016, Mr. Robertson served as Business Development Director for DuPont Pioneer, with responsibility for mergers & acquisitions and strategic partnerships. From August 2006 to March 2010, Mr. Robertson was an investment professional at MPM Capital, a life sciences-dedicated venture capital fund. From 2005 to 2006, Mr. Robertson was a member of the healthcare investment banking team at Merrill Lynch & Co. In addition, he currently serves as a Lecturer at the Haas School of Business at the University of California, Berkeley and as a member of the board of directors of Hexima Limited, a biotechnology company. Mr. Robertson received his B.S. in Business Administration from the University of Southern California and his M.B.A. from the Haas School of Business at the University of California, Berkeley.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2021 and 2020. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2021, were:

•	J. Kevin Judice, Ph.D., Founder and Chief Executive Officer;
•	Scott Robertson, Chief Business and Financial Officer; and
•	Timothy Lu, M.D., Ph.D., Chief Medical Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary($)	Bonus($)(4)	Option Awards($)(1)	Equity Awards($)(1)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation($)	Total($)
J. Kevin Judice
Chief Executive Officer	2021	465,039	—	3,187,129	1,609,795	300,000	—	5,561,963
	2020	437,000	—	—	—	199,500	—	636,500

Scott Robertson
Chief Business and	2021	388,262	—	1,362,748	428,008	200,000	—	2,379,018
Financial Officer	2020	365,000	—	—	98,955	140,000	—	603,955

Timothy Lu
Chief Medical Officer	2021	410,438	50,000	1,063,929	314,412	200,000	—	2,038,779

(1)

The amounts reported in the “Option Awards” and “Equity Awards” columns represent the aggregate grant date fair value of such awards granted to our named executive officers during the years ended December 31, 2020 and 2021 as computed in accordance with FASB ASC Topic 718, or ASC 718. The assumptions used in calculating the aggregate grant date fair value of the awards reported in this column are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Note that the amounts reported in these columns reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officer from the awards.

(2)   Represents profit interest units granted prior to the conversion of the Company from a limited liability company to a C corporation in September 2021. Upon the conversion, such profits interest were cancelled and holders received unvested restricted common stock.

(3)	The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2021 and 2020 corporate objectives.
(4)

Represents a signing bonus paid to Dr. Lu following six months of employment pursuant to his offer letter. The signing bonus is subject to repayment in the event Dr. Lu voluntarily separates from the Company within one year of beginning employment.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives. For the 2021 bonuses, these objectives included development and financial milestones as well as milestones related to our initial public offering which we consummated in September 2021. Based on the achievement of these corporate performance objectives, our board of directors determined to award bonuses ranging from 117.6% to 125% of each executive officer’s target bonus. For 2021, each of Dr. Judice, Mr. Robertson and Dr. Lu were awarded the bonuses reflected in the table above, which represented 120%, 125% and 117.6% of each individual’s 2021 target bonus of $250,000, $160,000 and $170,000, respectively.

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and stock awards held as of December 31, 2021.

		Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)
J. Kevin Judice							11/1/2018	(1)(3)(5)	12,877	325,917
							3/26/2021	(1)(3)(5)	247,311	6,259,441
	9/14/2021	(2)(3)	74,686	225,540	17.00	9/14/2031

Scott Robertson							3/14/2019	(1)(3)(5)	2,908	73,601
							8/27/2020	(1)(3)(5)	19,293	488,306
							3/26/2021	(1)(3)(5)	31,321	792,735
							8/02/2021	(1)(3)(5)	9,976	252,493
	9/14/2021	(2)(4)	43,444	85,567	17.00	9/14/2031

Timothy Lu							8/27/2020	(1)(3)(5)	66,415	1,680,964
							3/26/2021	(1)(3)(5)	48,303	1,222,549
	9/14/2021	(2)(4)	19,896	80,168	17.00	9/14/2031

(1)	Equity award was granted under our 2014 Equity Incentive Plan.
(2)	Equity award was granted under our 2021 Equity Incentive Plan.
(3)	1/48th of the award vests on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service.
(4)	1/48th of the award vests on each monthly anniversary of the vesting commencement date, with a one-year cliff, subject to the executive’s continued service.
(5)	Represents unvested restricted common stock issued to holders of DiCE LLC profit interest units in September 2021 upon conversion of the Company from a limited liability company to a C corporation.

Change in Control and Severance Arrangements with Our Named Executive Officers

Employment Agreements

J. Kevin Judice

On September 7, 2021, we entered into an amended and restated offer letter with Dr. Judice, our Chief Executive Officer. This amended and restated offer letter provides for an annual base salary of $500,000, paid in periodic installments in accordance with our regular payroll practices, as well as an annual target bonus of 50% of Dr. Judice’s base salary, in each case, subject to applicable withholdings and deductions. In February 2022, Dr. Judice’s base salary was increased to $540,000. Dr. Judice is an at-will employee and does not have a fixed employment term. Pursuant to Dr. Judice’s offer letter, he is eligible to our employee benefit plans that we offer to our employees.

Scott Robertson

On September 7, 2021, we entered into an amended and restated offer letter with Mr. Robertson, our Chief Financial and Business Officer. This amended and restated offer letter provides for an annual base salary of $400,000, paid in periodic installments in accordance with our regular payroll practices, as well as an annual target bonus of 40% of Mr. Robertson’s base salary, in each case, subject to applicable withholdings and deductions. In February 2022, Mr. Robertson’s base salary was increased to $440,000. Mr.

Robertson is an at-will employee and does not have a fixed employment term. Pursuant to Mr. Robertson’s offer letter, he is eligible to our employee benefit plans that we offer to our employees.

Timothy Lu

On September 7, 2021, we entered into an amended and restated offer letter with Dr. Lu, our Chief Medical Officer. This amended and restated offer letter provides for an annual base salary of $425,000, paid in periodic installments in accordance with our regular payroll practices, as well as an annual target bonus of 40% of Dr. Lu’s base salary, in each case, subject to applicable withholdings and deductions. In February 2022, Dr. Lu’s base salary was increased to $450,000. Dr. Lu is an at-will employee and does not have a fixed employment term. Pursuant to Dr. Lu’s offer letter, he is eligible to our employee benefit plans that we offer to our employees.

Potential Payments upon Termination or Change of Control

Our named executive officers’ have also entered into change in control severance agreements which provide for the benefits described below upon a qualifying termination or a qualifying termination in connection with a change of control event. These arrangements expressly supersede all prior severance or acceleration entitlements.

Under the severance agreements, in the event that any of our named executive officers (or any other employee who has signed the same form of severance agreement) is terminated without “cause” or resigns for “good reason” (each, as defined in the severance agreements) outside of the period of three months before or 12 months after a “change of control” (as defined in the severance agreements), he will be entitled to (i) an amount equal to 9 months (12 months in the case of Dr. Judice) of his base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum and (ii) to the extent the applicable individual timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the full amount of his (and is eligible dependents) premium payments for such continued coverage for the same period for which the individual receives severance.

Further, in the event that such termination without “cause” or resignation for “good reason,” occurs within three months before or 12 months following a “change of control” of the company, then (i) the amount payable as severance shall be increased to 12 months (18 months in case of Dr. Judice) of base salary at the rate in effect immediately prior to such termination plus 100% (150% in the case of Dr. Judice) of his then-current annual target bonus opportunity, payable in a cash lump sum, (ii) to the extent the applicable individual timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the full amount of his (and is eligible dependents) premium payments for such continued coverage for the same period for which the individual receives severance, and (iii) 100% vesting acceleration of all then-outstanding equity awards that are not then subject to any performance-based vesting criteria, including any awards for which all applicable performance-based vesting criteria have been satisfied such that only time based vesting criteria remains (any awards that remain subject to performance-based vesting criteria shall be governed solely by their applicable award agreements). All such payments and benefits will be subject to the applicable individual’s execution of a general release of claims against us.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	1,473,812	$17.57	4,715,520
Equity compensation plans not approved by security holders	—	—	—
Total	1,473,812	$17.57	4,715,520

(1)	Includes our 2021 Equity Incentive Plan (2021 EIP).
(2)

The number of shares reserved for issuance under our 2021 Equity Incentive Plan increased automatically by 1,911,215 on January 1, 2022 and will increase automatically on the first day of January of each of 2023 through 2031 by the number of shares equal to five percent (5%) of the total number of outstanding shares of all classes of the company’s common stock outstanding on each December 31 immediately prior to the date of increase or a lower number approved by our board of directors. As of December 31, 2021, there were 4,715,520 shares of common stock available for issuance under the 2021 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 382,243 on January 1, 2022 and will increase automatically on the first day of January of each year during the term of the 2021 Employee Stock Purchase Plan by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of transactions entered into or existing from January 1, 2020 to the present in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class I Directors” and “Executive Compensation” above.

Series C Convertible Preferred Stock Financing

In December 2020, we sold an aggregate of 5,239,620 shares of our Series C convertible preferred stock at a purchase price of $10.37 per share for an aggregate purchase price of approximately $54.3 million.

In July 2021, we closed the second tranche of our Series C convertible preferred stock sale, resulting in the issuance of 2,619,985 shares of our Series C convertible preferred stock at a price of $10.37 per share for an aggregate purchase price of approximately $27.2 million. Each share of our Series C convertible preferred stock converted into shares of our common stock upon the completion of our initial public offering.

The following table summarizes the Series C convertible preferred stock purchased by members of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock. The terms of these purchases were the same for all purchasers of our Series C convertible preferred stock.

Name of Stockholder	Number of Shares of Series C Convertible Preferred Stock(4)	Total Purchase Price ($)(4)
Entities affiliated with RA Capital Management(1)	2,892,290	$29,999,999
Northpond Ventures, LP(2)	867,687	$8,999,997
Entities affiliated with Sands Capital Ventures, LLC(3)	626,662	$6,499,997

(1)	Jake Simson, Ph.D. is a member of our board of directors and is a Partner at RA Capital Management.

(2)	Shaan C. Gandhi, M.D., D. Phil. is a member of our board of directors and is a Director at, and employed by, Northpond Ventures, LLC.

(3)	Stephen Zachary, Ph.D. is a Partner at Sands Capital Ventures. Dr. Zachary resigned from the Board on March 31, 2022.

(4)	Includes additional amounts purchased by such stockholders in the July 2021 second tranche closing.

Series C-1 Convertible Preferred Stock Financing

In August 2021, we sold an aggregate of 4,446,050 shares of our Series C-1 convertible preferred stock at a purchase price of $13.50 per share for an aggregate purchase price of approximately $60.0 million. Each share of our Series C-1 convertible preferred stock converted into shares of our common stock upon the completion of our initial public offering.

The following table summarizes the Series C-1 convertible preferred stock purchased by members of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock.

Name of Stockholder	Number of Shares of Series C-1 Convertible Preferred Stock	Total Purchase Price ($)
Entities Affiliated with RA Capital Management(1)	916,621	$12,369,997
Entities Affiliated with Northpond Ventures, LP(2)	454,796	$6,137,566
Entities affiliated with Sands Capital Private Growth(3)	565,384	$7,629,994

(1)	Jake Simson, Ph.D. is a member of our board of directors and is a Partner at RA Capital Management.

(2)	Shaan C. Gandhi, M.D., D. Phil. is a member of our board of directors and is a Director at, and employed by, Northpond Ventures, LLC.

(3)	Stephen Zachary, Ph.D. is a Partner at Sands Capital Ventures. Dr. Zachary resigned from the Board on March 31, 2022.

Insider Participation in Initial Public Offering

Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 1,651,000 shares of our common stock in our initial public offering on September 17, 2021, at the initial public offering price of $17.00 per share. The following table summarizes the shares of common stock purchased by our executive officers, members of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock in an amount exceeding $120,000:

	Shares of	Total purchase
Name of stockholder	stock	price ($)
Entities Affiliated with RA Capital Management (1)	1,400,000	23,800,000
Entities Affiliated with Northpond Ventures, LP (2)	235,000	3,995,000
Jim Scopa	6,000	102,000

(1)	RA Capital Management, L.P. holds more than 5% of our outstanding capital stock. Jake Simson, Ph.D. is a member of our board of directors and is a Partner at RA Capital Management.
(2)

Northpond Ventures, LLC holds more than 5% of our outstanding capital stock. Shaan C. Gandhi, M.D., D. Phil. is a member of our board of directors and is a director at, and employed by, Northpond Ventures, LLC.

Policies and Procedures for Related-Person Transactions

Our Board of Directors has adopted a written related-person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at DICE Therapeutics, Inc., 400 East Jamie Court, Suite 300, South San Francisco, California 94080.

To be timely for our company’s annual meeting of stockholders to be held in 2023 (2023 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 22, 2023 and not later than the close of business on March 24, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2022 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 Annual Meeting must be received by us not later than December 27, 2022 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report on Form 10-K is also available at https://investors.dicetherapeutics.com/.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders of record may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at DICE Therapeutics, Inc., 400 East Jamie Court, Suite 300, South San Francisco, California 94080, Attn: Investor Relations, or contact Katie Engleman, 1AB, at katie@1abmedia.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO VIEW MATERIALS & VOTE DICE THERAPEUTICS INC. 400 EAST JAMIE COURT, SUITE #300 SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DICE2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D79548-P70666 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DICE THERAPEUTICS INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1.Election of Directors    Nominees: 01) Shaan C. Gandhi, M.D., D.Phil 02) Lisa Bowers 03) Mittie Doyle, M.D. The Board of Directors recommends you vote FOR the following proposal: 2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. For Against Abstain    NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D79549-P70666 DICE THERAPEUTICS INC. Annual Meeting of Stockholders June 7, 2022 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints J. Kevin Judice, Ph.D. and Scott Robertson, and each of them, with full power of substitution and power to act alone, as proxies to vote all shares of Common Stock which the undersigned is entitled to vote if personally present and acting at the Annual Meeting of Stockholders of DICE Therapeutics, Inc., to be held at 9:00 A.M., Pacific Time on June 7, 2022,via a live webcast at www.virtualshareholdermeeting.com/DICE2022, and at any adjournments and postponements thereof. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. Continued and to be signed on reverse side